Tecogen Issues Mid-year letter to shareholders from Co-CEOs John Hatsopoulos and Benjamin Locke
WALTHAM, MA--(Marketwired - July 17, 2017)- Tecogen® Inc. (NASDAQ:TGEN) a clean energy company providing ultra-efficient, clean, natural gas powered on-site power, heating and cooling equipment, has issued a mid-year shareholder letter from Co-CEOs John Hatsopoulos and Benjamin Locke.
Dear Shareholders:
2017 is shaping to be a strong year for Tecogen. Now that we've reached the half-way point, we wanted to take the opportunity to provide you with an update in advance of the release of earnings on August 10th. Details for the earnings call will be provided in an upcoming press release.
After starting off the year with our third consecutive quarter of positive earnings results, Tecogen continues to make progress. A great example came just this month when we announced an order for five InVerde e+ units to a pharmaceutical company in the San Francisco Bay area. The order is significant not only because our advanced microgrid system will lower both the facility's energy bills and emissions profile, but it will also provide rock solid reliability and dependability. As we expand into new markets, this peace-of-mind becomes an increasingly valuable benefit to customers.
Considering new markets, we are expanding our reach into the indoor agriculture industry, most significantly cannabis, and entering wastewater treatment facilities via our TTcogen joint venture with our European partner, TEDOM. As yet, neither segment accounts for a significant amount of our sales, although TTcogen's backlog is on the upswing.
Tecogen has already successfully completed several transactions into indoor farming. Just in June we announced the sale of two Tecochill DTx water chillers to a cannabis farm in Massachusetts. Prior sales include an STx chiller to a medical marijuana facility, also in Massachusetts, and two STx units to Cultivated Power in Colorado. Both transactions were in 2016. While cannabis has so far grabbed most of the headlines, leafy greens, herbs, and tomatoes also hold substantial promise. According to a study done by indoor farming software company Agrilyst, the amount of physical space dedicated to indoor farming globally is set to jump at least five-fold over the next five years with the potential to generate over $6 billion in incremental annual indoor farming revenue.
Turning to wastewater treatment, TTcogen has brought on board Walter Gray III as Director of Business Development to spearhead TTcogen's development of biogas-powered CHP projects. He brings with him some fifteen years of experience in international project development, business development, and environmental finance in the utility scale renewable and distributed generation markets. TEDOM's products have had great long term success penetrating the wastewater treatment market in Europe thanks to their ability to utilize biogas. There are hundreds, if not thousands, of wastewater treatment facilities in the US where the installation of CHP is technically and possibly economically feasible. We are excited about the potential that lies ahead.
The efforts to commercialize our emissions technology for use beyond our core products continues to move forward. In the first quarter, the company began a research program to demonstrate the effectiveness of the Ultera emissions systems on propane fueled fork trucks. The project is funded by PERC, the Propane Education and Research Council, which views clean emissions from fork trucks as an important priority. These vehicles are often used indoors where air quality is especially important. Indoor use is a major market segment for their association members. Presently, we are retrofitting the Ultera system into a fork truck donated by a major manufacturer that has collaborated with us in this effort.
Through our joint venture, ULTRATEK, we have completed two phases of Ultera testing that applied it to light duty gasoline vehicles. This work, which was highly successful in demonstrating Ultera's effectiveness in this application, was completed at the AVL California Technical Center and was the subject of a peer-reviewed paper presented at the SAE World Congress in May. A key finding of our research is that conventional after treatment systems are far less effective during periods of aggressive driving. These kinds of conditions are certainly common in our daily driving experience but not present in the simulations used for certification tests today. The Ultera system was extremely effective in reducing the emissions to compliant values under these conditions. We see this as a major benefit, especially in the EU where lab certification testing will be phased out in the next three years in favor of the RDE or Real Driving Experience protocol. The RDE will require the certification tests to be conducted on public roads through three types of conditions (rural, city, and highway), which will reduce the predictability of the vehicle operating conditions and consequently, we believe, favor application of the robust Ultera system.
In the process of completing the testing at AVL, Tecogen has expanded its Ultera patents by two, while ULTRATEK itself has submitted four new applications that include important, low cost and compact methods of integrating the Ultera system into modern vehicles. We are currently reaching out to a few, select companies in the automotive industry to obtain feedback for the best fit for technology.
In addition to these initiatives, Tecogen remains keenly focused on advancing its technology. We view our R&D effort as a core strength and fundamental to our robust product margins and ongoing product development. On that front, we plan to roll out a comprehensive update of our Tecopower product line later this year. This follows last year's successful upgrade of the InVerde e+. For more information about the upgrade, please refer to our press release from January 26th, 2016. Importantly, Tecogen is not just a manufacturer of natural gas powered energy equipment, but an unceasing developer of innovative clean energy technology solutions.
Finally, we have successfully completed our merger with American DG Energy (ADGE). While second quarter results will only include roughly half of ADGE's quarterly results, they should point to the significant value that ADGE provides to Tecogen. We filed an 8-K/A with the SEC on July 11th that provides pro forma first quarter 2017 financial statements for the combined companies. ADGE not only brings a stable source of revenue, but the ability to provide customers a cost-free installation option without the need for external financing. This has the potential to greatly expand Tecogen's market reach.
In all, we're incredibly excited about what we have going on at Tecogen and look forward to releasing earnings on August 10th. Please join us then.
Regards,
Ben and John
About Tecogen
Tecogen® Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer's carbon footprint.
In business for over 30 years, Tecogen has shipped more than 2,500 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde, Ilios, Tecochill, Ultera, and e+, are registered trademarks or trademark pending registration of Tecogen Inc.
Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our present intent, beliefs or expectations, and are not guaranteed to occur and may not occur. Therefore, you should not rely on any of these forward-looking statements. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors such as economic conditions, significant product and service competition and other factors described in Item 1A "Risk Factors" in our most recent Form 10-K. Forward-looking statements can be identified by words such as: "anticipate," "will," "believe," "plan," "should," "continue," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operation results such as revenue growth and earnings, strategies for business development and customer base growth.
Any forward-looking statement made in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Tecogen Media & Investor Relations Contact Information:
John N. Hatsopoulos
P: (781) 622-1120
E: John.Hatsopoulos@tecogen.com

Jeb Armstrong
P: (781) 466-6413
E: Jeb.Armstrong@tecogen.com